Exhibit 99.1

Cincinnati Bell Inc. Reports Second Quarter 2009 Results

  Diluted earnings per share of 11 cents, up 18 percent;
  Net income of $26 million, up 3 percent;
  Revenue of $328 million, down 7 percent;
  Returned $67 million to shareholders through $13 million of additional share repurchases and $54 million of debt repayments;
  Amended credit facility and extended maturity through August 2012

CINCINNATI--(BUSINESS WIRE)--August 4, 2009--Cincinnati Bell Inc. (NYSE:CBB) today announced second quarter 2009 net income of $26 million, or 11 cents per diluted share, which is a diluted earnings per share increase of 18 percent compared to the second quarter of 2008. Total revenues for the second quarter of $328 million decreased 7 percent from the second quarter of 2008. Operating income decreased $4 million, or 5 percent, to $76 million in the second quarter of 2009, and adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) of $118 million decreased $1 million or 1 percent compared to last year.

“Cincinnati Bell continues to perform well in this difficult economy,” said Jack Cassidy, president and chief executive officer. “The aggressive expense reductions we implemented in the first half of the year have allowed us to maintain our profitability and increase our cash flow, despite the poor economy. Also, we are pleased with the continuing success of our data center and managed services operations, which had revenue growth of 14 percent compared to last year.”

Quarterly Highlights

  Quarterly revenue from Technology Solutions totaled $66 million reflecting a year-over-year increase in data center and managed services revenue of $4 million, or 14 percent, offset by a decline in revenue from telecom and IT equipment of $17 million, or 34 percent. The growth in the data center business contributed to a 17 percent increase in Adjusted EBITDA for Technology Solutions, in spite of a 15 percent reduction in total revenue. Utilization of the company’s data center capacity increased to 81 percent during the quarter.
  Wireless service revenue in the second quarter of 2009 was $71 million compared to $72 million in the prior year quarter. Higher data revenue, driven by smartphone subscriber growth, was more than offset by lower voice revenue resulting from a year-over-year decline in postpaid voice minutes of use per subscriber. Cincinnati Bell’s focus on smartphone subscriber growth resulted in the net addition of 8,000 smartphone activations in the second quarter of 2009.
  Bundled customers increased by 2,000 during the second quarter, driven by the company’s Priced For Life bundled program. With Priced For Life, customers can eliminate price increases by establishing a permanent monthly rate for a bundle of two or more communications services without a contract.
  Cincinnati Bell continued to repurchase common stock under the program authorized by its Board of Directors in February 2008. In the second quarter of 2009, common stock repurchases totaled 5 million shares for $13 million. Since the program’s inception, the company has purchased 37 million shares for $111 million, representing 15 percent of shares outstanding at the end of 2007.
  The company’s net debt2 decreased by $42 million from the first quarter of 2009 to $1.9 billion. Free cash flow3 of $61 million for the second quarter of 2009 increased $7 million from the prior year period. Cincinnati Bell also amended and extended its revolving credit facility through August 2012.

Financial and Operations Review

“This quarter’s earnings per share results are really starting to highlight the benefits of our share repurchase strategy, which contributed to the 18 percent year-over-year increase in diluted earnings per share we generated this quarter,” said Gary Wojtaszek, chief financial officer. “We are also pleased to have completed an extension of our revolving credit facility in the second quarter. We have no significant debt maturities for the next several years.”

Wireline Segment

Quarterly revenue equaled $194 million, down $9 million or 4 percent from a year ago. Operating income was $67 million compared to $70 million in the second quarter of 2008, and Adjusted EBITDA totaled $94 million, down $3 million or 3 percent from the second quarter of 2008.

Year-over-year total access line loss in the second quarter was 6.6 percent, improving slightly from the first quarter of 2009 and consistent with the overall loss experienced over the past four quarters. Growth in residential and business access lines in the company’s expansion markets continued to partially offset the impact of a loss of access lines in its traditional service area.

Wireless Segment

Quarterly revenue from the Wireless segment was $77 million, reflecting lower service and equipment revenue. Compared to the first quarter of 2009, operating income increased by $2 million to $11 million, and Adjusted EBITDA increased by $3 million to $21 million (a 28 percent Adjusted EBITDA margin1), primarily due to lower handset subsidies and lower advertising costs.

Postpaid average revenue per user (ARPU) in the second quarter was $48.43 compared to $47.36 a year ago and included data ARPU growth of 36 percent. This improvement reflects positive momentum in acquiring smartphone subscribers. Prepaid ARPU was $28.00, up $2.25 year-over-year. Postpaid wireless churn in the quarter was 1.95 percent.

Technology Solutions Segment

Technology Solutions quarterly revenue was $66 million, down $12 million or 15 percent from the second quarter of 2008. However, second quarter Adjusted EBITDA was $10 million, up 17 percent from a year ago, driven by increased data center revenue. Data center and managed services revenue grew $4 million or 14 percent year-over-year while lower-margin telecommunications and IT equipment revenue declined $17 million or 34 percent. Operating income in the quarter totaled $4 million, up 2 percent from a year ago.

Data center utilization was 81 percent at the end of the second quarter of 2009, up 4 percentage points compared to the first quarter.

2009 Outlook

Cincinnati Bell updates its revenue guidance for 2009 and reaffirms its Adjusted EBITDA and free cash flow guidance:

Category	2009 Guidance
Revenue	$1.3 - $1.4 billion
Adjusted EBITDA	Approx. $480 million*
Free Cash Flow	Approx. $150 million*

*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the second quarter of 2009. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on August 18, 2009. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 1749779. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; uncertainty in U.S. and world securities markets that could result in increased costs for the Company and limit its financing alternatives; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of August 3, 2009. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, free cash flow, and net income excluding special items. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt, free cash flow, and net income excluding special items to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, and other special items. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenues. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to comparable GAAP measures of profitability and may not be comparable with these measures as defined by other companies.

2Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world.

In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.

Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	$	%	2009	2008	$	%

Revenue	$327.6	$351.2	$(23.6)	(7%)	$653.1	$699.7	$(46.6)	(7%)

Costs and expenses
Cost of services and products	139.1	160.0	(20.9)	(13%)	278.1	318.8	(40.7)	(13%)
Selling, general and administrative	70.8	72.2	(1.4)	(2%)	144.7	142.3	2.4	2%
Depreciation and amortization	41.5	37.7	3.8	10%	80.8	75.0	5.8	8%
Restructuring charges (gains)	0.6	1.4	(0.8)	(57%)	(6.4)	25.4	(31.8)	n/m
Asset impairment	-	-	-	n/m	-	1.2	(1.2)	n/m

Operating income	75.6	79.9	(4.3)	(5%)	155.9	137.0	18.9	14%

Interest expense	31.3	34.8	(3.5)	(10%)	63.1	71.1	(8.0)	(11%)
Other expense (income), net	0.3	(0.2)	0.5	n/m	0.3	(1.4)	1.7	n/m

Income before income taxes	44.0	45.3	(1.3)	(3%)	92.5	67.3	25.2	37%
Income tax expense	17.7	19.7	(2.0)	(10%)	37.4	28.8	8.6	30%

Net income	26.3	25.6	0.7	3%	55.1	38.5	16.6	43%

Preferred stock dividends	2.6	2.6	-	0%	5.2	5.2	-	0%

Net income applicable to common shareowners	$23.7	$23.0	$0.7	3%	$49.9	$33.3	$16.6	50%

Basic earnings per common share	$0.11	$0.10			$0.23	$0.14
Diluted earnings per common share	$0.11	$0.09			$0.23	$0.13

Weighted average common shares outstanding
(in millions)
- Basic	213.8	240.9			219.0	244.0
- Diluted	215.6	248.4			220.4	250.8

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	$	%	2009	2008	$	%
Wireline
Revenue
Voice - local service	$87.6	$98.9	$(11.3)	(11%)	$177.8	$199.9	$(22.1)	(11%)
Data	70.4	67.9	2.5	4%	140.6	135.5	5.1	4%
Long distance and VoIP	24.0	24.6	(0.6)	(2%)	48.0	48.9	(0.9)	(2%)
Other	11.7	11.1	0.6	5%	22.9	20.8	2.1	10%

Total revenue	193.7	202.5	(8.8)	(4%)	389.3	405.1	(15.8)	(4%)

Operating costs and expenses
Cost of services and products	62.9	66.4	(3.5)	(5%)	126.0	133.9	(7.9)	(6%)
Selling, general and administrative	37.1	39.6	(2.5)	(6%)	76.4	78.5	(2.1)	(3%)
Depreciation and amortization	25.8	25.1	0.7	3%	51.2	50.2	1.0	2%
Restructuring charges (gains)	0.6	1.2	(0.6)	(50%)	(6.5)	24.4	(30.9)	n/m
Asset impairment	-	-	-	n/m	-	1.2	(1.2)	n/m

Total operating costs and expenses	126.4	132.3	(5.9)	(4%)	247.1	288.2	(41.1)	(14%)

Operating income	$67.3	$70.2	$(2.9)	(4%)	$142.2	$116.9	$25.3	22%

Wireless
Revenue
Service	$71.3	$72.3	$(1.0)	(1%)	$142.5	$144.3	$(1.8)	(1%)
Equipment	5.2	6.0	(0.8)	(13%)	10.3	12.5	(2.2)	(18%)

Total revenue	76.5	78.3	(1.8)	(2%)	152.8	156.8	(4.0)	(3%)

Operating costs and expenses
Cost of services and products	39.2	40.6	(1.4)	(3%)	79.9	80.6	(0.7)	(1%)
Selling, general and administrative	16.2	16.8	(0.6)	(4%)	34.0	33.6	0.4	1%
Depreciation and amortization	10.3	8.6	1.7	20%	19.6	17.6	2.0	11%
Restructuring charges (gains)	-	-	-	n/m	-	0.4	(0.4)	n/m

Total operating costs and expenses	65.7	66.0	(0.3)	(0%)	133.5	132.2	1.3	1%

Operating income	$10.8	$12.3	$(1.5)	(12%)	$19.3	$24.6	$(5.3)	(22%)

Technology Solutions
Revenue
Telecom and IT equipment distribution	$33.1	$50.1	$(17.0)	(34%)	$64.2	$99.8	$(35.6)	(36%)
Data center and managed services	28.4	24.9	3.5	14%	55.3	46.6	8.7	19%
Professional services	4.9	3.5	1.4	40%	10.0	6.8	3.2	47%

Total revenue	66.4	78.5	(12.1)	(15%)	129.5	153.2	(23.7)	(15%)

Operating costs and expenses
Cost of services and products	45.4	60.4	(15.0)	(25%)	89.4	118.3	(28.9)	(24%)
Selling, general and administrative	11.3	9.8	1.5	15%	22.6	19.9	2.7	14%
Depreciation and amortization	5.3	3.9	1.4	36%	9.8	7.1	2.7	38%
Restructuring charges (gains)	-	0.1	(0.1)	n/m	-	0.4	(0.4)	n/m

Total operating costs and expenses	62.0	74.2	(12.2)	(16%)	121.8	145.7	(23.9)	(16%)

Operating income	$4.4	$4.3	$0.1	2%	$7.7	$7.5	$0.2	3%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2009	2008	$	%	2009	2008	$	%
Revenue
Wireline	$193.7	$202.5	$(8.8)	(4%)	$389.3	$405.1	$(15.8)	(4%)
Wireless	76.5	78.3	(1.8)	(2%)	152.8	156.8	(4.0)	(3%)
Technology Solutions	66.4	78.5	(12.1)	(15%)	129.5	153.2	(23.7)	(15%)
Eliminations	(9.0)	(8.1)	(0.9)	11%	(18.5)	(15.4)	(3.1)	20%

Total revenue	$327.6	$351.2	$(23.6)	(7%)	$653.1	$699.7	$(46.6)	(7%)

Cost of Services and Products
Wireline	$62.9	$66.4	$(3.5)	(5%)	$126.0	$133.9	$(7.9)	(6%)
Wireless	39.2	40.6	(1.4)	(3%)	79.9	80.6	(0.7)	(1%)
Technology Solutions	45.4	60.4	(15.0)	(25%)	89.4	118.3	(28.9)	(24%)
Eliminations	(8.4)	(7.4)	(1.0)	14%	(17.2)	(14.0)	(3.2)	23%

Total cost of services and products	$139.1	$160.0	$(20.9)	(13%)	$278.1	$318.8	$(40.7)	(13%)

Selling, General and Administrative
Wireline	$37.1	$39.6	$(2.5)	(6%)	$76.4	$78.5	$(2.1)	(3%)
Wireless	16.2	16.8	(0.6)	(4%)	34.0	33.6	0.4	1%
Technology Solutions	11.3	9.8	1.5	15%	22.6	19.9	2.7	14%
Corporate and eliminations	6.2	6.0	0.2	3%	11.7	10.3	1.4	14%

Total selling, general and administrative	$70.8	$72.2	$(1.4)	(2%)	$144.7	$142.3	$2.4	2%

Depreciation and Amortization
Wireline	$25.8	$25.1	$0.7	3%	$51.2	$50.2	$1.0	2%
Wireless	10.3	8.6	1.7	20%	19.6	17.6	2.0	11%
Technology Solutions	5.3	3.9	1.4	36%	9.8	7.1	2.7	38%
Corporate	0.1	0.1	-	0%	0.2	0.1	0.1	100%

Total depreciation and amortization	$41.5	$37.7	$3.8	10%	$80.8	$75.0	$5.8	8%

Restructuring and Asset Impairment Charges (Gains)
Wireline	$0.6	$1.2	$(0.6)	(50%)	$(6.5)	$25.6	$(32.1)	n/m
Wireless	-	-	-	n/m	-	0.4	(0.4)	n/m
Technology Solutions	-	0.1	(0.1)	n/m	-	0.4	(0.4)	n/m
Corporate	-	0.1	(0.1)	n/m	0.1	0.2	(0.1)	(50%)

Total restructuring and asset impairment charges (gains)	$0.6	$1.4	$(0.8)	(57%)	$(6.4)	$26.6	$(33.0)	n/m

Operating Income
Wireline	$67.3	$70.2	$(2.9)	(4%)	$142.2	$116.9	$25.3	22%
Wireless	10.8	12.3	(1.5)	(12%)	19.3	24.6	(5.3)	(22%)
Technology Solutions	4.4	4.3	0.1	2%	7.7	7.5	0.2	3%
Corporate	(6.9)	(6.9)	-	0%	(13.3)	(12.0)	(1.3)	11%

Total operating income	$75.6	$79.9	$(4.3)	(5%)	$155.9	$137.0	$18.9	14%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	June 30,	December 31,
	2009	2008
(in thousands)

Local access lines	752.5	779.7
DSL subscribers	235.4	233.2

Postpaid wireless subscribers	391.6	403.7
Prepaid wireless subscribers	152.2	146.9

Total wireless subscribers	543.8	550.6

Consumer long distance lines	344.3	352.7
Business long distance lines	178.6	178.9

Total long distance lines	522.9	531.6

Data Center and Managed Services
Raised Floor (in square feet)	271,000	209,000
Utilization rate	81%	88%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2007				2008				2009
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Local Access Lines

In-Territory:
Primary Residential	499.1	484.8	468.4	454.2	441.2	427.6	414.5	403.6	392.2	382.8
Secondary Residential	36.2	34.9	33.4	32.0	30.7	29.5	28.4	27.2	25.8	24.8
Business/ Other	287.6	287.7	286.9	285.8	284.3	283.4	280.2	277.7	274.3	271.5
Total In-Territory	822.9	807.4	788.7	772.0	756.2	740.5	723.1	708.5	692.3	679.1

Out-of-Territory:
Primary Residential	29.4	30.7	32.0	32.7	32.8	32.7	33.7	34.9	35.4	34.8
Secondary Residential	1.2	1.3	1.3	1.3	1.4	1.3	1.3	1.3	1.3	1.2
Business/ Other	22.4	24.2	26.7	28.3	30.2	31.2	33.3	35.0	36.3	37.4
Total Out-of-Territory	53.0	56.2	60.0	62.3	64.4	65.2	68.3	71.2	73.0	73.4

Total Access Lines	875.9	863.6	848.7	834.3	820.6	805.7	791.4	779.7	765.3	752.5

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	June 30,	December 31,	Change
	2009	2008	$	%

Credit facility, revolver	$30.6	$73.0	$(42.4)	(58%)
Credit facility, tranche B term loan	205.9	207.0	(1.1)	(1%)
7 1/4% Senior Notes due 2013	439.9	439.9	-	0%
8 3/8% Senior Subordinated Notes due 2014	571.3	572.7	(1.4)	0%
7% Senior Notes due 2015	254.2	257.2	(3.0)	(1%)
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	89.0	75.0	14.0	19%
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	57.9	55.6	2.3	4%
Net unamortized premium	0.2	0.3	(0.1)	(33%)

Total debt	1,929.0	1,960.7	(31.7)	(2%)

Less: Interest rate swap asset and adjustment	(18.0)	(22.4)	4.4	(20%)
Less: Cash and cash equivalents	(2.6)	(6.7)	4.1	(61%)

Net debt (as defined by the company)	$1,908.4	$1,931.6	$(23.2)	(1%)

Credit facility availability	$153.3	$151.4	$1.9	1%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Cash provided by operating activities	$112.0	$99.9	$170.5	$187.9

Capital expenditures	(48.5)	(42.5)	(94.2)	(103.2)
Acquisitions of businesses	-	(2.9)	(3.4)	(21.6)
Other, net	0.4	1.7	1.0	1.0

Cash used in investing activities	(48.1)	(43.7)	(96.6)	(123.8)

Change in corporate credit and receivables facilities, net	(51.4)	(14.0)	(28.4)	31.0
Repayment of debt	(2.7)	(4.6)	(5.0)	(44.6)
Debt issuance costs	(4.4)	-	(4.4)	-
Preferred stock dividends	(2.6)	(5.2)	(5.2)	(7.8)
Common stock repurchase	(13.0)	(30.3)	(34.4)	(47.0)
Other, net	-	-	(0.6)	(0.4)

Cash used in financing activities	(74.1)	(54.1)	(78.0)	(68.8)

Net increase (decrease) in cash and cash equivalents	(10.2)	2.1	(4.1)	(4.7)
Cash and cash equivalents at beginning of period	12.8	19.3	6.7	26.1

Cash and cash equivalents at end of period	$2.6	$21.4	$2.6	$21.4

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$(10.2)	$2.1	$(4.1)	$(4.7)
Less adjustments:
Change in corporate credit and receivables facilities, net	51.4	14.0	28.4	(31.0)
Repayment of debt	2.7	4.6	5.0	44.6
Debt issuance costs	4.4	-	4.4	-
Common stock repurchase	13.0	30.3	34.4	47.0
Acquisitions of businesses	-	2.9	3.4	21.6

Free cash flow (as defined by the company)	$61.3	$53.9	$71.5	$77.5

Income tax payments	$3.1	$1.8	$5.1	$1.9

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended June 30, 2008	$53.9

Decrease in Adjusted EBITDA	(1.3)
Increase in capital expenditures	(6.0)
Decrease in interest payments	0.2
Change in working capital and other	14.5

Free Cash Flow for the three months ended June 30, 2009	$61.3

Free Cash Flow for the six months ended June 30, 2008	$77.5

Decrease in Adjusted EBITDA	(8.3)
Data center customer prepayment received in 2008	(21.5)
Decrease in capital expenditures	9.0
Proceeds received from terminated swaps in 2009	10.5
Decrease in interest payments	7.7
Change in working capital and other	(3.4)

Free Cash Flow for the six months ended June 30, 2009	$71.5

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008	Jun 30, 2008

Wireline	$37.3	$29.2	$33.2	$22.5	$25.5
Wireless	4.2	5.6	16.6	9.7	6.6
Technology Solutions	6.9	10.7	22.1	23.1	10.4
Corporate	0.1	0.2	0.3	0.2	-
Total capital expenditures	$48.5	$45.7	$72.2	$55.5	$42.5

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$67.3	$10.8	$4.4	$(6.9)	$75.6
Add:
Depreciation and amortization	25.8	10.3	5.3	0.1	41.5
Restructuring charges	0.6	-	-	-	0.6

Adjusted EBITDA (Non-GAAP)	$93.7	$21.1	$9.7	$(6.8)	$117.7

	Three Months Ended June 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$70.2	$12.3	$4.3	$(6.9)	$79.9
Add:
Depreciation and amortization	25.1	8.6	3.9	0.1	37.7
Restructuring charges	1.2	-	0.1	0.1	1.4

Adjusted EBITDA (Non-GAAP)	$96.5	$20.9	$8.3	$(6.7)	$119.0

Year-over-year dollar change in Adjusted EBITDA	($2.8)	$0.2	$1.4	($0.1)	($1.3)

Year-over-year percentage change in Adjusted EBITDA	(3%)	1%	17%	1%	(1%)

	Six Months Ended June 30, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$142.2	$19.3	$7.7	$(13.3)	$155.9
Add:
Depreciation and amortization	51.2	19.6	9.8	0.2	80.8
Restructuring charges (gains)	(6.5)	-	-	0.1	(6.4)

Adjusted EBITDA (Non-GAAP)	$186.9	$38.9	$17.5	$(13.0)	$230.3

	Six Months Ended June, 30 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$116.9	$24.6	$7.5	$(12.0)	$137.0
Add:
Depreciation and amortization	50.2	17.6	7.1	0.1	75.0
Restructuring and asset impairment charges	25.6	0.4	0.4	0.2	26.6

Adjusted EBITDA (Non-GAAP)	$192.7	$42.6	$15.0	$(11.7)	$238.6

Year-over-year dollar change in Adjusted EBITDA	($5.8)	($3.7)	$2.5	($1.3)	($8.3)

Year-over-year percentage change in Adjusted EBITDA	(3%)	(9%)	17%	11%	(3%)

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
				Three Months Ended June 30, 2009 Before Special Items (Non-GAAP)
		Three Months Ended June 30, 2009 (GAAP)

			Special Items Restructuring
			A
	Revenue	$327.6	$-	$327.6

	Costs and expenses
	Cost of services and products	139.1	-	139.1
	Selling, general and administrative	70.8	-	70.8
	Depreciation and amortization	41.5	-	41.5
	Restructuring charges	0.6	(0.6)	-
	Operating income	75.6	0.6	76.2

	Interest expense	31.3	-	31.3
	Other expense, net	0.3	-	0.3

	Income before income taxes	44.0	0.6	44.6
	Income tax expense	17.7	0.2	17.9

	Net income	26.3	0.4	26.7

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$23.7	$0.4	$24.1

	Weighted average diluted common shares	215.6	215.6	215.6

	Diluted earnings per common share	$0.11	$0.00	$0.11

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
			Special Items Restructuring
		Three Months Ended June 30, 2008 (GAAP)		Three Months Ended June 30, 2008 Before Special Items (Non-GAAP)
			A
	Revenue	$351.2	$-	$351.2

	Costs and expenses
	Cost of services and products	160.0	-	160.0
	Selling, general and administrative	72.2	-	72.2
	Depreciation and amortization	37.7	-	37.7
	Restructuring charges	1.4	(1.4)	-
	Operating income	79.9	1.4	81.3

	Interest expense	34.8	-	34.8
	Other income, net	(0.2)	-	(0.2)

	Income before income taxes	45.3	1.4	46.7
	Income tax expense	19.7	0.6	20.3

	Net income	25.6	0.8	26.4

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$23.0	$0.8	$23.8

	Weighted average diluted common shares	248.4	248.4	248.4

	Diluted earnings per common share	$0.09	$0.01	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
			Special Items Restructuring
		Six Months Ended June 30, 2009 (GAAP)		Six Months Ended June 30, 2009 Before Special Items (Non-GAAP)
			A
	Revenue	$653.1	$-	$653.1

	Costs and expenses
	Cost of services and products	278.1	-	278.1
	Selling, general and administrative	144.7	-	144.7
	Depreciation and amortization	80.8	-	80.8
	Restructuring gains	(6.4)	6.4	-
	Operating income	155.9	(6.4)	149.5

	Interest expense	63.1	-	63.1
	Other expense, net	0.3	-	0.3

	Income before income taxes	92.5	(6.4)	86.1
	Income tax expense	37.4	(2.6)	34.8

	Net income	55.1	(3.8)	51.3

	Preferred stock dividends	5.2	-	5.2

	Net income applicable to common shareowners	$49.9	$(3.8)	$46.1

	Weighted average diluted common shares	220.4	220.4	220.4

	Diluted earnings per common share	$0.23	$(0.02)	$0.21

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A

Curtailment gains primarily related to changes in the pension and postretirement plans announced in February 2009, and charges related to voluntary early retirement program for union and management employees.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
						Six
		Six	Special Items			Months Ended
		Months Ended			Gain on	June 30, 2008
		June 30, 2008		Asset	Debt	Before Special Items
		(GAAP)	Restructuring	Impairment	Extinguishment	(Non-GAAP)
			A	B	C
	Revenue	$699.7	$-	$-	$-	$699.7

	Costs and expenses
	Cost of services and products	318.8	-	-	-	318.8
	Selling, general and administrative	142.3	-	-	-	142.3
	Depreciation and amortization	75.0	-	-	-	75.0
	Restructuring charges	25.4	(25.4)	-	-	-
	Asset impairment	1.2	-	(1.2)	-	-
	Operating income	137.0	25.4	1.2	-	163.6

	Interest expense	71.1	-	-	-	71.1
	Other income, net	(1.4)	-	-	1.2	(0.2)

	Income before income taxes	67.3	25.4	1.2	(1.2)	92.7
	Income tax expense	28.8	10.2	0.5	(0.5)	39.0

	Net income	38.5	15.2	0.7	(0.7)	53.7

	Preferred stock dividends	5.2	-	-	-	5.2

	Net income applicable to common shareowners	$33.3	$15.2	$0.7	$(0.7)	$48.5

	Weighted average diluted common shares	250.8	250.8	250.8	250.8	250.8

	Diluted earnings per common share	$0.13	$0.06	$0.00	$0.00	$0.19

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Asset impairment charge for discontinued software.

C	Gain on extinguishment of 8 3/8% Senior Subordinated Notes.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2009 Operating Income (GAAP) Guidance	$325

Add:
Depreciation and amortization	160
Restructuring gains	(5)

2009 Adjusted EBITDA Guidance	$480

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact:
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com